UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 28, 2024

CRACKER BARREL OLD COUNTRY STORE, INC.

(Exact Name of Registrant as Specified in its Charter)

Tennessee	001-25225	62-0812904
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

305 Hartmann Drive, Lebanon, Tennessee 37087

(Address of Principal Executive Offices) (Zip code)

(615) 444-5533

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (Par Value $0.01) Rights to Purchase Series A Junior Participating Preferred Stock (Par Value $0.01)	CBRL	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Cheryl Henry to the Board of Directors

On May 28, 2024, Cracker Barrel Old Country Store, Inc., a Tennessee corporation (the “Company”), announced that the Board of Directors (the “Board”) of the Company had elected Cheryl Henry to serve as a director, effective immediately, until the Company’s next annual meeting of shareholders. Ms. Henry has not yet been appointed to any committees of the Board.

Prior to the acquisition by Darden Restaurants, Inc. (NYSE: DRI) (“Darden”) of Ruth’s Hospitality Group, Inc. (Nasdaq: RUTH) (“Ruth’s Hospitality Group”), Ms. Henry served as President, Chief Executive Officer and a member of the Board of Directors of Ruth’s Hospitality Group from August 2018 until June 2023 and as Chairperson of the Board of Directors from March 2021 until June 2023. Before assuming the role of Chief Executive Officer in 2018, Ms. Henry served in numerous senior leadership roles at Ruth’s Hospitality Group, including Chief Operating Officer, Senior Vice President and Chief Branding Officer, and Chief Business Development Officer. After the acquisition by Darden of Ruth’s Hospitality Group, Ms. Henry served as Brand President for Ruth’s Chris Steakhouse from June 2023 until March 2024.

Ms. Henry will receive compensation as an outside director generally in accordance with the Company’s outside director compensation practices described in the Company’s proxy statement filed with the Securities and Exchange Commission on October 6, 2023. The initial annual retainer and equity grant to be received by Ms. Henry will be prorated for her period of service during the year in which she was elected to the Board.

There are no arrangements or understandings between Ms. Henry, on the one hand, and any other persons, on the other hand, pursuant to which Ms. Henry was selected as a director of the Company. Ms. Henry has no family relationships with any of the Company’s directors or executive officers. Ms. Henry has not been a party to any transactions that would be required to be reported under Item 404(a) of Regulation S-K in this Current Report on Form 8-K.

Resignation of William Moreton from the Board of Directors

On May 28, 2024, William Moreton notified the Company that he intends to resign from the Board for personal reasons effective May 28, 2024. Mr. Moreton’s decision to resign from the Board is not the result of any disagreement with the Company.

A copy of the press release announcing Ms. Henry’s appointment to, and Mr. Moreton’s resignation from, the Board is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

	Exhibit No.	Description

	99.1	Press Release issued by Cracker Barrel Old Country Store, Inc. dated May 28, 2024

	104	Cover Page Interactive Data File (formatted as Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: May 28, 2024	CRACKER BARREL OLD COUNTRY STORE, INC.

	By:	/s/ Richard M. Wolfson
	Name:	Richard M. Wolfson
	Title:	Senior Vice President, General Counsel and Corporate Secretary